Exhibit 99.1


                        Gyrodyne Company of America, Inc.
                             1 Flowerfield, Suite 24
                         St. James, New York 11780-1551
                     Phone (631) 584-5400 Fax (631) 584-7075


October 18, 2006


Gyrodyne Company of America, Inc.
102 Flowerfield
St. James, New York 11780

                              FOR IMMEDIATE RELEASE

--------------------------------------------------------------------------------
     ***** NEWS ***** NEWS ***** NEWS ***** NEWS ***** NEWS ***** NEWS *****
--------------------------------------------------------------------------------

             Gyrodyne Sets Annual Meeting Date, Elects New Director,
     Agrees to Acquire Office Buildings in Port Jefferson Professional Park


"NASDAQ:GYRO" - ST. JAMES, N.Y., October 18, 2006 - Gyrodyne Company of America, Inc. announced today that its annual meeting of shareholders will be held on Thursday, December 7, 2006 at 11:00 a.m. at Flowerfield Celebrations, Mills Pond Road, Saint James, New York 11780. The Company also announced that the Board of Directors has fixed the close of business on October 30, 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

Gyrodyne also announced that its Board of Directors has expanded the size of the Board from seven to eight members and elected Nader G.M. Salour as a member of the Board. Mr. Salour will stand for reelection at the 2006 Annual Meeting. Mr. Salour is a principal of Cypress Realty of Florida, a land development and investment company based in Texas. Mr. Salour also serves as president of the Abacoa Development Company and is a member of the Board of Directors of the Abacoa Partnership for Community. Stephen V. Maroney, President and Chief Executive Officer of Gyrodyne, stated that "Mr. Salour is the product of an extensive search we conducted for a new director with a significant real estate development and investment background. We are very pleased to welcome Mr. Salour to our Board and expect to benefit from his broad range of real estate experience as we proceed with our strategic plan and conversion to a real estate investment trust."

Gyrodyne also announced it has agreed to acquire ten buildings in the Port Jefferson Professional Park in Port Jefferson Station, New York. The buildings, located at 1-6, 8, 9 and 11 Medical Drive and 5380 Nesconset Highway in Port Jefferson Station, are situated on 5.16 acres with approximately 40,000 square feet of rentable space. The Port Jefferson Professional Park benefits from a strong tenant base of medical practice firms and is conveniently situated on Route 347, a major artery in Port Jefferson Station. The purchase price per square foot is currently $221.25 and the aggregate monthly rent flow from the property is currently $73,941.50. The property has a 97% occupancy rate.

Mr. Maroney stated that "[t]his acquisition qualifies for tax deferral treatment under Section 1033 of the Internal Revenue Code, fits perfectly within the investment strategy of Gyrodyne and our management team is well suited to manage this property. We're enthusiastic about our first acquisition of property since announcing our strategy last year to convert to a REIT, which is scheduled to be effective as of May 1, 2006, the beginning of our current fiscal year."

The closing is expected to occur within 45 days. Gyrodyne will have 30 days in which to conduct additional due diligence which may include environmental investigations and engineering inspections. Under the purchase agreement, Gyrodyne has the right to elect either to pay all cash at closing or apply to assume the terms of an existing mortgage loan due February 1, 2022 at a current interest rate of 5.75%.

Forward-Looking Statement Safe Harbor
-------------------------------------
The statements made in this press release that are not historical facts contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, the effect of economic and business conditions, including risks inherent in the Long Island, New York and Palm Beach County, Florida real estate markets, the ability to obtain additional capital or a viable merger candidate in order to develop the existing real estate and other risks detailed from time to time in our SEC reports. We assume no obligation to update the information in this press release.

About Gyrodyne Company of America, Inc.
---------------------------------------
Gyrodyne owns a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island. The Company is currently contesting the value paid by New York State for 245.5 adjoining acres taken under eminent domain proceedings. The Company is also a limited partner in the Callery Judge Grove, L.P. which owns a 3,500 plus acre property in Palm Beach County, Florida. Gyrodyne's common stock is traded on the NASDAQ Stock Market under the symbol GYRO. Additional information about Gyrodyne may be found on its web site at http://www.gyrodyne.com/.

MEDIA CONTACT: Rick Matthews, Rubenstein Associates, (212) 843-8267